Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Alliance HealthCare Services, Inc. (the “Company”) filed on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, that:

(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2016	/s/ HOWARD K. AIHARA
Howard K. Aihara
Executive Vice President, Chief Financial Officer and Principal Accounting Officer